UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
September 24, 2023
Date of Report (Date of earliest event reported)
The Duckhorn Portfolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Dowdell Lane
Saint Helena, CA 94574
(Address of principal executive offices) (Zip Code)
(707) 302-2658
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2023, Alex Ryan notified The Duckhorn Portfolio, Inc. (the “Company”) of his intention to retire from his positions as President, Chief Executive Officer and chairperson and member of the Board of Directors (the “Board”) of the Company, effective September 27, 2023.The Board has established an ad hoc committee to lead a comprehensive search process to identify a permanent CEO.
On September 27, 2023, the Board appointed Deirdre Mahlan, currently a director of the Company and chair of the Audit Committee of the Board (the “Audit Committee”), as Interim President, Chief Executive Officer and chairperson of the Board, effective immediately upon Mr. Ryan’s retirement.
Ms. Mahlan, 61, has served as a director of the Company since March 2021 and, until September 27, 2023 and September 24, 2023, respectively, as chair of the Audit Committee and member of the Compensation Committee of the Board. From November 2015 to June 2020, Ms. Mahlan served as President of Diageo North America, Inc., a multinational beverage company, where she oversaw Diageo’s US and Canadian spirits and beer businesses. From October 2010 to October 2015, she served as Chief Financial Officer of Diageo plc, prior to which she served as the company’s Deputy CFO and Head of Tax and Treasury. Ms. Mahlan began her career at PricewaterhouseCoopers LLP, where she conducted audits across several diversified global companies. She served as a director of Experian plc, a credit reporting company, from September 2012 to July 2022. In September 2021, she joined the board of the Kimberly-Clark Corporation, a consumer goods company, where she is a member of its audit committee. In July 2022, she joined the Board of Haleon plc, a healthcare goods company, where she is chair of the audit and risk committee and a member of the nominations and corporate governance committee and the remuneration committee. Ms. Mahlan is a certified public accountant and received her MBA with a concentration in finance and international business from Columbia University and her BS in accounting from New York University.
Separation Agreement
In connection with Mr. Ryan’s departure, the Company and Mr. Ryan entered into a separation agreement (the “Separation Agreement”), dated September 24, 2023, which provides the terms and conditions of Mr. Ryan’s resignation from all positions, offices and directorships held with the Company or its affiliates, effective as of September 27, 2023 (the “Effective Date”). The Separation Agreement provides that Mr. Ryan will receive pay for all work performed up to the Effective Date, as well as the payment of Mr. Ryan’s annual bonus for the fiscal year ended July 31, 2023 in the gross amount of $1,015,714. All stock options, restricted stock units, or other equity awards under the Plan (as defined in the Separation Agreement), and any portion of Mr. Ryan’s account under the Deferred Compensation Plan (as defined in the Separation Agreement), that remain unvested as of the Effective Date will be automatically forfeited by Mr. Ryan for no consideration.
Mr. Ryan agreed to cooperate with the Company following the Effective Date with respect to all matters arising during or related to his employment, including (i) all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the Effective Date and (ii) being available to the Board, upon reasonable request and for a reasonable period of time following the Effective Date, to assist with a smooth transition of Mr. Ryan’s prior duties and responsibilities. The Separation Agreement also includes a general release of any claims by Mr. Ryan.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Interim CEO Agreement
In connection with Ms. Mahlan’s appointment as Interim President and Chief Executive Officer, the Company and Ms. Mahlan entered into a consulting agreement (the “Interim CEO Agreement”), dated September 27, 2023.
The Interim CEO Agreement provides an annual consulting fee in the amount of $655,000, as well as an annual incentive fee equal to 100% of the annual consulting fee pro-rated for any partial fiscal year during which Ms. Mahlan provides services under the Interim CEO Agreement. In addition, subject to the approval of the Board or the Compensation Committee, Ms. Mahlan will be granted in connection with her appointment a number of restricted stock units in an amount equal to $1.35 million based on the closing price of the Company’s common stock as of September 27, 2023, 50% of which shall vest on March 27, 2024, subject to Ms. Mahlan’s continued service through such date, and the remainder of which shall vest on the September 27, 2024, subject to Ms. Mahlan’s continued service through such date and Ms. Mahlan’s continued service as Interim President and Chief Executive Officer through March 27, 2024. The Interim CEO Agreement will automatically terminate on the date when a permanent CEO commences employment, or earlier upon written notice by the Company or thirty days’ written notice by Ms. Mahlan.
The foregoing description of the Interim CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the Interim CEO Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release announcing the retirement of Mr. Ryan and appointment of Ms. Mahlan as Interim President, Chief Executive Officer and chairperson of the Board is attached hereto as Exhibit 99.1.
Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated as of September 24, 2023, between The Duckhorn Portfolio, Inc. and Alex Ryan
10.2	Interim CEO Agreement, dated as of September 27, 2023, between The Duckhorn Portfolio, Inc. and Deirdre Mahlan
99.1	Press release dated September 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Duckhorn Portfolio, Inc.

Date: September 27, 2023	By:	/s/ S.B.A. Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer